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                                                                   EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT
                             --------------------

     This Agreement ("Agreement") dated this 18th day of August, 2000 between Choice Hotels International, Inc. ("Employer"), a Delaware corporation with principal offices at 10750 Columbia Pike, Silver Spring, Maryland 20901, and Wayne Wielgus ("Employee"), sets forth the terms and conditions governing the employment relationship between Employee and Employer.

     1.   Employment. During the term of this Agreement, as hereinafter defined,
          ----------
Employer hereby employs Employee as Senior Vice President, Marketing. Employee hereby accepts such employment upon the terms and conditions hereinafter set forth and agrees to faithfully and to the best of his ability perform such duties as may be from time to time assigned by Employer's Board of Directors and Chief Executive Officer, such duties to be rendered at the principal office of Employer, subject to reasonable travel. Employee also agrees to perform his duties in accordance with policies established by Employer's Board of Directors, which may be changed from time to time. Employee reports directly to Employer's President and CEO.

     2.   Term. Subject to the provisions for termination hereinafter provided,
          ----
the term of this Agreement shall begin on Employee's first day of employment, which is expected to be on or about September 5, 2000 ("Effective Date") and shall terminate five (5) years thereafter (the "Termination Date"). The Agreement shall automatically be extended for successive one-year terms unless either party gives written notice no less than nine months prior to the Termination Date that it elects not to extend the Termination Date.

     3.   Compensation. For all services rendered by Employee under this
          ------------
Agreement, Employer shall pay Employee the following compensation:

          (a)  Salary. A base salary of Three Hundred Thousand Dollars
               ------
          ($300,000) per annum payable in equal bi-weekly installments. The salary will be reviewed by the Compensation Committee of the Board of Directors at the next annual review of officers following the Effective Date and may be increased thereafter at the discretion of Employer.

          (b)  Incentive Bonus. Employee shall have the opportunity to earn a
               ---------------
          target bonus of Fifty Percent (50%) per annum of the base salary set forth in subparagraph 3(a) above in Employer's bonus plans as adopted from time to time by Employer's Board of Directors. For calendar year 2000, Employee shall be guaranteed a bonus of $150,000, payable in February, 2001.

          (c)  Automobile. Employer shall provide Employee with an allowance for
               ----------
          automobile expenses of $850 per month subject to withholding of usual taxes.

          (d)  Stock Options. Employee shall be eligible to receive options
               -------------
          under the Choice Hotels International, Inc. Long Term Incentive Plan ("LTIP"), or similar plan, to purchase Common Stock in accordance with the policy of the Employer's Board as in effect from time to time.

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          Additionally, the Employee shall be granted, on the Effective Date,
          60,000 options to purchase such number of shares of Common Stock. Some of the options will be deemed incentive stock options granted under the LTIP, which number shall be the maximum number permitted under the LTIP and Section 422(d) of the Internal Revenue Code of 1986, as amended, but in no event more than 25% of the total number of options granted pursuant to Section 3(e). The remainder of the options shall be nonqualified stock options. The options shall be exercisable at an amount per share equal to the average of the high and low trading price of the Common Stock on the Effective Date and shall vest in five equal annual installments following the first anniversary of the Effective Date.

          (e)  SERP. As of the Effective Date, Employee shall participate in the
               ----
          Choice Hotels International, Inc. Supplemental Executive Retirement Plan ("SERP").

          (f)  Other Benefits. Employee shall, when eligible, be entitled to
               --------------
          participate in all other fringe benefits, including vacation policy, generally accorded the most senior executive officers of Employer as are in effect from time to time on the same basis as such other senior executive officers. However, Employee shall be entitled to a minimum of four weeks of vacation per year.

          (g)  Relocation Expenses. Employee shall be entitled to all benefits
               -------------------
          afforded officers under the Relocation Policy of Employer and Employer shall pay Employee a housing subsidy in recognition of the higher cost of living in the Washington, D.C. metropolitan area in the amount of $125,000, payable 60% upon the Effective Date and 40% upon the one year anniversary of the Effective Date. If Employee is terminated (for any reason other than cause (see Section 10(b)) prior to the one year anniversary of the Effective Date, the remaining 40% of the housing subsidiary shall be paid to Employee within thirty (30) days of termination. Employer shall also provide Employee with a $200,000 interest-free relocation loan, repayable in full upon the third anniversary of the loan. The loan shall comply with all requirements of IRS Reg. Section 7872(c) and Employee hereby certifies that the proceeds of the loan will be used to purchase a principal residence and that he reasonably expects to be entitled to and will (if legally permitted) itemize deductions on his federal income tax return for each year that the loan is outstanding.

     4.   Extent of Services. Employee shall devote his full professional time,
          ------------------
attention, and energies to the business of Employer, and shall not during the term of this Agreement be engaged in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage; but the foregoing shall not be construed as preventing Employee from investing his assets in (i) the securities of public companies, or (ii) the securities of private companies or limited partnerships outside the lodging industry if such holdings are passive investments of one percent or less of outstanding securities and Employee does not hold positions of officer, employee or general partner. Employee shall be permitted to serve as a director of companies outside of the lodging industry so long as such service does not inhibit his performance of

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services to the Employer. Employee shall not be permitted to serve as a director of any company within the lodging industry unless (i) the Employer's Corporate Compliance officer has determined that there is no conflict of interest and (ii) such service does not inhibit his performance of services to the Employer. Employee warrants and represents that he has no contracts or obligations to others which would materially inhibit the performance of his services under this Agreement.

     5.   Disclosure and Use of Information. Employee recognizes and
          ---------------------------------
acknowledges that Employer's and affiliates' present and prospective clients, franchises, management contracts, acquisitions and personnel, as they may exist from time to time, are valuable, special and unique assets of Employer's business. Throughout the term of this Agreement and for a period of two (2) years after its termination or expiration for whatever cause or reason except as required by applicable law, Employee shall not directly or indirectly, or cause others to, make use of or disclose to others any information relating to the business of Employer that has not otherwise been made public, including but not limited to Employer's present or prospective clients, franchises, management contracts or acquisitions. During the term of this Agreement and for a period of two years thereafter, Employee agrees not to solicit for employment or contract for services with, directly or indirectly, on his behalf or on behalf of any other person or entity, any person employed by Employer, or its subsidiaries or affiliates during such period, unless Employer consents in writing. In the event of an actual or threatened breach by Employee of the provisions of this paragraph, Employer shall be entitled to injunctive relief restraining Employee from committing such breach or threatened breach. Nothing herein stated shall be construed as preventing Employer from pursuing any other remedies available to Employer for such breach or threatened breach, including the recovery of damages from Employee.

     6.   Notices. Any notice, request or demand required or permitted to be
          -------
given under this Agreement shall be in writing, and shall be delivered personally to the recipient or, if sent by certified or registered mail or overnight courier service to his residence in the case of Employee, or to its principal office in the case of the Employer. Such notice shall be deemed given when delivered if personally delivered or when received if sent certified or registered mail or overnight courier.

     7.   Elective Positions; Constructive Termination
          --------------------------------------------

          (a) Nothing contained in this Agreement is intended to nor shall be construed to abrogate, limit or affect the powers, rights and privileges of the Board of Directors or stockholders to remove Employee from the position referenced in Section 1, with or without Cause (as defined in Section 10 below), during the term of this Agreement or to elect someone other than Employee to those positions, as provided by law and the By-Laws of Employer. However, if Employee is terminated for any reason other than cause, Employee is entitled to severance and all benefits provided in Section 7(b) or Section 11, as applicable.

          (b) If Employee is Constructively Terminated (as defined in Section 7(c) below), it is expressly understood and agreed that Employee's rights under this Agreement shall in no way be prejudiced, Employee shall not, thereafter, be required to perform any services under this Agreement and

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          Employee shall be entitled to receive all forms of compensation referred to in Section 3 above, including, without limitation, bonuses (calculated based only on the actual payout on the EPS portion of the bonus as all Choice officers receive in a given year) and the continued vesting through the term of this Agreement of stock options and restricted stock outstanding at the time of the Constructive Termination. However, Employee shall not be entitled to receive new stock option grants or rights to ungranted stock options. Employee upon removal shall not be required to mitigate damages but nevertheless shall be entitled to pursue other employment, and Employer shall be entitled to receive as an offset and thereby reduce its payment by the amount received by Employee from any other active employment. As a condition to Employee receiving his compensation from Employer, Employee agrees to permit verification of his employment records and income tax returns by an independent attorney or accountant, selected by Employer but reasonably acceptable to Employee, who agrees to preserve the confidentiality of the information disclosed by Employee except to the extent required to permit Employer to verify the amount received by Employee from other active employment. Employer shall receive credit for unemployment insurance benefits, social security insurance or other like amounts payable during periods of unemployment actually received by Employee.

          (c) For purposes of Sections 7 and 11, "Constructively Terminated" shall mean (i) removal or termination of Employee other than in accordance with Section 10, (ii) a decrease in Employee's compensation or benefits (unless a similar decrease is imposed on all senior executive officers), (iii) a significant reduction in the scope of Employee's authority, position, duties or responsibilities, (iv) a significant change in Employer's annual bonus program which adversely affects Employee, or (v) any other material breach of this Agreement by Employer provided Employer shall be given fourteen days advance written notice of such claim of material breach, which written notice shall specify in reasonable detail the grounds for such claim of material breach. Except in the case of bad faith, Employer shall have an opportunity to cure the basis for Constructive Termination during the fourteen day period after written notice.

     8.   Waiver of Breach. The waiver of either party of any provision of this
          ----------------
Agreement shall not operate or be construed as a waiver of any subsequent breach.

     9.   Assignment. The rights and obligations of Employer under this
          ----------
Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. The obligations of Employee hereunder may not be assigned or delegated.

     10.  Termination of Agreement. This Agreement shall terminate upon the
          ------------------------
following events and conditions:

          (a)  Upon expiration of its term;

          (b) For Cause, which means gross negligence, willful misconduct, willful nonfeasance, deliberate and continued

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          refusal to carry out duties and instructions of the Employer's Board of Directors and Chief Executive Officer consistent with the position, material dishonesty, a willful breach of this Agreement or conviction of a felony involving moral turpitude, fraud or misappropriation of corporate funds. Employee shall be entitled to fourteen (14) days advance written notice of termination, except where the basis for termination constitutes wilful conduct on the part of Employee involving dishonesty or bad faith, in which case the termination shall be effective upon the sending of notice. Such written notice shall specify in reasonable detail the grounds for Cause and Employee shall have an opportunity to contest to the Board of Directors or cure the basis for termination during the fourteen day period after written notice.

          (c) Subject to state and federal laws, if Employee is unable to perform the essential functions of the services described herein, after reasonable accommodation, for more than 180 days (whether or not consecutive) in any period of 365 consecutive days, Employer shall have the right to terminate this Agreement upon 60 days written notice to Employee. In the event of such termination, all non-vested stock options and other non-vested obligations of Employer to Employee pursuant to this Agreement shall terminate.

          (d) In the event of Employee's death during the term of this Agreement, the Agreement shall terminate as of the date thereof.

     11.  Severance.
          ---------

          (a)  If, within twelve months after a Change in Control, as defined in
          Section 11(b), the Employer terminates or Constructively Terminates Employee's employment other than in accordance with Section 10,

          (b) the amount of Employee's severance pay will be 200% of his base salary at the rate in effect at the time of his termination or Constructive Termination, plus 200% of the amount of any full year bonus awarded to Employee in the prior year (or the maximum target bonus if no bonus was awarded in the prior year). If Employee's employment is terminated subject to this paragraph, the Employer will provide the Employee and his family health insurance coverage, including, if applicable, COBRA reimbursement, and will provide Employee disability insurance coverage under the applicable Employer plans and all other executive benefits then in effect for a period of 12 months following termination or until Employee starts other full time employment, whichever is earlier.

          (c) A Change in Control of the Employer shall occur upon the happening of the earliest to occur of the following:

             1. Any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than (i) the Employer, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Employer, (iii) any corporations owned, directly or indirectly, by the

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     stockholders of the Employer in substantially the same proportions as their ownership of stock, (iv) Stewart Bainum, his wife, their lineal descendants and their spouses (so long as they remain spouses) and the estate of any of the foregoing persons, and any partnership, trust, corporation or other entity to the extent shares of common stock (or their equivalent) are considered to be beneficially owned by any of the persons or estates referred to in the foregoing provisions of this subsection 11(b) or any transferee thereof, or (v) the Baron Entities, unless such entities, in the aggregate, beneficially own more than 19,715,000 shares of the Employer's common stock) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employer representing 33% or more of the combined voting power of the Employer's then outstanding voting securities;

          2. Individuals constituting the Board on the Effective Date and the successors of such individuals ("Continuing Directors") cease to constitute a majority of the Board. For this purpose, a director shall be a successor if and only if he or she was nominated by a Board (or a Nominating Committee thereof) on which individuals constituting the Board on the Effective Date and their successors (determined by prior application of this sentence) constituted a majority.

          3. The stockholders of the Employer approve a plan of merger or consolidation ("Combination") with any other corporation or legal person, other than a Combination which would result in stockholders of the Employer immediately prior to the Combination owning, immediately thereafter, more than sixty-five percent (65%) of the combined voting power of either the surviving entity or the entity owning directly or indirectly all of the common stock, or its equivalent, of the surviving entity; provided, however, that if stockholder approval is not required for such Combination, the Change in Control shall occur upon the consummation of such Combination.

          4. The stockholders of the Employer approve a plan of complete liquidation of the Employer or an agreement for the sale or disposition by the Employer of all or substantially all of the Employer's stock and/or assets, or accept a tender offer for substantially all of the Employer's stock (or any transaction having a similar effect); provided, however, that if stockholder approval is not required for such transaction, the Change in Control shall occur upon consummation of such transaction.

     (c) For purposes of Section 11(b), Baron Entities shall mean Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., Baron Asset Fund and Ronald Baron.

     12.  Excise Taxes.
          ------------

          (a) Anything in this Agreement to the contrary notwithstanding, if it shall be determined that any payment or distribution to the Employee or for the Employee's benefit (whether paid or payable or distributed or distributable) pursuant to the terms of this Agreement or otherwise (the

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          "Payment") would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code (the "Excise Tax"), then the Employee shall be entitled to receive from Employer an additional payment (the "Gross-Up Payment") in an amount such that the net amount of the Payment and the Gross-Up Payment retained by the Employee after the calculation and deduction of all Excise Taxes (including any interest or penalties imposed with respect to such taxes) on the payment and all federal, state and local income tax, employment tax and Excise Tax (including any interest or penalties imposed with respect to such taxes) on the Gross-Up Payment provided for in this Section, and taking into account any lost or reduced tax deductions on account of the Gross-Up Payment, shall be equal to the Payment;

          (b) All determinations required to be made under this Section, including whether and when the Gross-Up Payment is required and the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determinations shall be made by Accountants which Employer shall request provide the Employee and Employer with detailed supporting calculations with respect to such Gross-Up Payment at the time the Employee is entitled to receive the Payment. For the purposes of this Section, the "Accountants" shall mean Employer's independent certified public accountants. All fees and expenses of the Accountants shall be borne solely by Employer. For the purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax, such Payments will be treated as "parachute payments" within the meaning of section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under section 280G(b)(3) of the Code) shall be treated as subject to the excise Tax, unless and except to the extent that in the opinion of the Accountants such Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4) of the Code) in excess of the "base amount", or such "parachute payments" are otherwise not subject to such Excise Tax; for purposes of determining the amount of the Gross-Up Payment the Employee shall be deemed to pay Federal income taxes at the highest applicable marginal rate of Federal income taxation for the calendar year in which the Gross-Up Payment is to be made and to pay any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in Federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of the Employee's adjusted gross income); and to have otherwise allowable deductions for Federal, state and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-Up Payment in the Employee's adjusted gross income. Any Gross-Up Payment with respect to any Payment shall be paid by Employer at the time the Employee is entitled to receive the Payment. Any determination by the Accountants shall be binding upon Employer and the Employee. As a result of uncertainty in the application of section 4999 of the Code at the time of the initial determination by the Accountants hereunder, it is possible that the Gross-Up Payment made will have been an

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          amount less than Employer should have paid pursuant to this Section
          (the "Underpayment"). In the event that Employer exhausts its remedies and the Employee is required to make a payment of any Excise Tax, the Underpayment shall be promptly paid by Employer to or for the Employee's benefit.

     13.  Entire Agreement. This instrument contains the entire agreement of the
          ----------------
parties. It may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. This Agreement shall be governed by the laws of the State of Maryland, and any disputes arising out of or relating to this Agreement shall be brought and heard in any court of competent jurisdiction in the State of Maryland.

     14.  Compensation Committee Approval. Notwithstanding any other provision
          -------------------------------
to the contrary, this Agreement is subject to the approval of the Employer's Compensation Committee or Board of Directors at its next meeting and shall not be valid, binding and enforceable prior thereto. Prior to such approval, neither party hereto shall make any public announcement with respect to this Agreement or the employment of Employee by Employer.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.


                              Employer:

                              CHOICE HOTELS INTERNATIONAL, INC.

                              By: /s/ Michael J. DeSantis
                                  --------------------------------
                                      Michael J. DeSantis
                                      Senior Vice President

                              Employee:


                                   /s/ Wayne Wielgus
                              ------------------------------------
                                       Wayne Wielgus

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